Exhibit 99.1

Ciber, Inc.
6312 S. Fiddler's Green Circle, Suite 600E
Greenwood Village, CO 80111
www.ciber.com

CIBER REPORTS FOURTH QUARTER AND FULL YEAR 2015 RESULTS

GREENWOOD VILLAGE, Colo., February 18, 2016– Ciber, Inc. (NYSE: CBR), a leading global information technology consulting, services and outsourcing company, today reported results for the fourth quarter and full year 2015.

"In 2015, during my first full year as CEO, we completed the hard work necessary to focus our core offerings into five, tightly defined pillars with premium, scalable and well-defined products. We proactively exited business not providing good growth prospects and returns for Ciber. The Company also invested for the future, launching Ciber Momentum™, our first entry into Software-as-a-Service delivery, and Ciber Transformation Services™, building on our IT staffing expertise to penetrate the large-scale labor talent re-engineering market. We believe these changes and investments position Ciber to grow its revenues, margins and cash generating capabilities," said President and Chief Executive Officer Michael Boustridge. "While our recent financial results do not yet reflect the company’s potential, our entire organization is energized about executing on a growth strategy that enables our clients to modernize both their operating and labor models."

Highlights From Continuing Operations for the Fourth Quarter 2015 Include:1,2

•	Revenue of $194.4 million, down 6% in constant currency and down 11% in U.S. dollars versus the prior year

•	Gross margin of 25.3%, versus 25.8% in the prior year and 26.8% in the third quarter of 2015

•	Operating income of $1.3 million

•	Adjusted operating income of $3.4 million, before amortization and restructuring charges of $2.1 million

•	Investments of approximately $2 million in new growth initiatives, mainly Ciber Momentum™, Ciber Transformation Services™, and Talent Services

•	Net loss from continuing operations of $1.6 million, or $(0.02) per share

•	Adjusted net income from continuing operations of $0.9 million before amortization and restructuring charges, or $0.01 per share

•	Operating cash flow from continuing operations of $6.0 million

Highlights From Continuing Operations for the Full Year 2015 Include:

•	Revenue of $787.0 million, a 1% decrease in constant currency and a 9% decrease in U.S. dollars versus the prior year

•	Gross margin of 25.9%, up from 25.8% in the prior year

•	Operating income of $11.8 million

•	Adjusted operating income of $15.7 million, before amortization and restructuring charges of $4.0 million

•	Investments of approximately $7 million in new growth initiatives, mainly Ciber Momentum™, Ciber Transformation Services™, and Talent Services

•	Net income from continuing operations of $3.6 million, or $0.04 per share

•	Adjusted net income from continuing operations of $7.9 million before amortization and restructuring charges, or $0.10 per share

•	Operating cash flow from continuing operations of $(25.9) million, including expenditures of $27 million for restructuring and the timing of accrued compensation
_______________________________________
(1)The Company calculates non-GAAP constant currency, adjusted operating income, adjusted operating margin, adjusted net income/loss from continuing operations, adjusted net income/loss per share from continuing operations and adjusted SG&A expenses by excluding special items of amortization, restructuring charges and management transition costs from the nearest U.S. GAAP performance measure. In addition, constant currency results exclude the impact of foreign currency movements. See the end of this release for reconciliation of these non-GAAP measures to the nearest U.S. GAAP measures.
(2)Per share amounts are based on fully diluted shares outstanding. See the end of this release for reconciliation of non-GAAP per share measures to the nearest U.S. GAAP measures.

Christian Mezger, Chief Financial Officer, commented, "As we look into the new year, the company is focused on operational execution, lowering G&A expenses, and improving cash from operations. We have made and will continue to make investments to accelerate the company's revenue growth and drive its margin expansion."

Business Highlights:

•	Ciber Momentum was successfully launched in Europe during the fourth quarter following its third quarter launch in North America. Global activities include:

◦
Ciber announced a go-to-market partnership combining CA Technologies solutions for application development and monitoring with the Ciber Momentum platform for automating and accelerating application modernization.

◦
To help enterprise customers quickly modernize and secure their mission critical applications, Ciber initiated a partnership with WhiteHat Security. The partnership will use Ciber Momentum to transform legacy custom systems into modern architectures and

WhiteHat Application Security Testing to deliver security through the entire software development cycle.

•
Ciber signed a contract with a UK-based company in the Aerospace and Defense sector to migrate their existing SAP system landscape to SAP HANA providing an in-memory platform for processing high volumes of operational and transactional data in real-time. This contract represents Ciber UK's first SAP HANA deal.

•
Ciber began an engagement with LifeBridge Health to upgrade, consolidate and improve the company’s Infor Lawson systems, and to transform the business processes in Finance, Supply Chain and Human Resources.

•
Ciber initiated a project with a leading global bank to implement Microsoft Dynamics CRM for Corporate Banking functions to effectively manage customer leads, call reports, pipeline, tracking, implementation, wallet share, product cross-sell and customer services.

•	Ciber was named Infor Alliance Partner of the Year in 2015. This is the second consecutive year that Ciber has received this award from our prestigious partner.

Fourth-Quarter Financial Results from Continuing Operations

Revenue of $194.4 million fell 6% in constant currency and fell 11% in U.S. dollars, compared with last year’s fourth quarter. Sequentially from the third quarter of 2015, revenue was up 2% in constant currency and up 1% in U.S. dollars.

Gross margin for the fourth quarter was 25.3%, compared with 25.8% in last year’s fourth quarter and 26.8% in the third quarter of 2015.

Selling, general and administrative expenses (SG&A) in the fourth quarter were $45.7 million, a decrease of 7% from the fourth quarter of last year, and a 7% decline from the third quarter of 2015.

Fourth quarter 2015 adjusted operating income from continuing operations of $3.4 million, before amortization and restructuring charges of $2.1 million, yielded an operating margin of 1.8% compared to 3.5% in the prior-year fourth quarter, and 1.4% in the third quarter of 2015. Including amortization and restructuring charges, operating income from continuing operations in the fourth quarter of 2015 was $1.3 million.

Adjusted net loss from continuing operations, before amortization and restructuring charges, for the fourth quarter of 2015 was $0.9 million, or $0.01 per share. Including amortization and restructuring charges, net loss from continuing operations was $1.6 million in the quarter, or $(0.02) per share. Last year’s fourth quarter adjusted net income from continuing operations, before amortization, restructuring charges and management transition costs, was $5.6 million, or $0.07 on a per share basis. Including amortization, restructuring charges and management transition costs, net income from continuing operations was $3.1 million in the year-ago quarter, or $0.04 on a per share basis. For the third quarter of 2015, adjusted net income from continuing operations, before amortization and restructuring charges, was $0.9 million, or $0.01 per share.

Revenue in the International segment was $87.4 million for the fourth quarter of 2015, down 11% in constant currency and down 22% in U.S. dollars compared to the year-ago quarter. Compared to the third quarter of 2015, International revenue was up 8% in constant currency and up 5% in U.S. dollars. Operating margin of 4.1% was down 260 basis points compared to the fourth quarter of 2014 and down 140 basis points from the third quarter of 2015.

The North American segment posted revenue of $107.8 million, flat from the year-ago fourth quarter and down 2% compared to the third quarter of 2015. Operating margin of 9.9% decreased 30 basis points from the year-ago fourth quarter and was up 60 basis points from the third quarter of 2015.

Full Year Financial Results from Continuing Operations

Revenue of $787.0 million fell 1% in constant currency and fell 9% in U.S. dollars, compared to 2014.

Gross margin for the full year increased to 25.9%, compared with 25.8% in 2014.

Adjusted SG&A for the full year decreased $12.7 million to $188.4 million, a 6.3% decrease from 2014 after adjusting for management transition costs. Including management transition costs, SG&A in 2015 was $188.4 million compared to $206.0 million in 2014.

2015 adjusted operating income from continuing operations of $15.7 million, before amortization and restructuring charges of $4.0 million, yielded an operating margin of 2.0%. These results compare to adjusted operating income from continuing operations of $21.6 million, before amortization, restructuring charges and management transition costs of $31.4 million in 2014, yielding an operating margin of 2.5%. Including amortization and restructuring charges, operating income from continuing operations was $11.8 million in 2015 compared to an operating loss of $9.8 million in 2014.

Adjusted net income from continuing operations in 2015, before amortization and restructuring charges, was $7.9 million, or $0.10 per share. Including amortization and restructuring charges, net income from continuing operations was $3.6 million for the year or $0.04 on a per share basis. 2014 adjusted net income from continuing operations before amortization, restructuring charges and management transition costs was $9.1 million, or $0.12 per share. Including amortization, restructuring charges and management transition costs, net loss from continuing operations was $18.8 million, or $(0.24) per share in 2014.

There were no management transition costs in 2015.

Revenue in the International segment was $356.2 million in 2015, down 4% in constant currency and down 19% in U.S. dollars compared to 2014. Operating margin of 5.6% was up 120 basis points compared to 2014.

The North American segment posted revenue of $432.2 million, up 2% compared to 2014. Operating margin of 9.6% improved 40 basis points from 2014.

Capital Deployment and Liquidity

Ciber’s cash balance at the end of the fourth quarter of 2015 was $20.4 million. The outstanding balance on the credit facility was $33.5 million. Net cash at the end of the quarter was $(13.0) million.

Cash flow from operating activities (continuing operations) year-to-date through December 31, 2015 was $(25.9) million, a decrease of $27.9 million versus the prior year. During 2015 cash expenditures for restructuring and the timing of compensation was $27 million. Days Sales Outstanding (DSO) were 64 days, an increase of 7 days versus the prior year and a decline of 3 days versus the prior quarter. Capital expenditures totaled $12.2 million for the full year 2015 compared to $8.2 million in 2014.

Restructuring

On July 25, 2014, the Company approved a restructuring plan focused on the implementation of a go-to-market model, realigning the organization and improving our near and offshore delivery mix ("the 2014 Plan"). The 2014 Plan commenced in the third quarter of 2014 and was substantially completed in the third quarter of 2015. It impacted approximately 290 people. The total amount of the restructuring charges for the 2014 Plan is approximately $27 million, substantially all of which will be settled in cash. The total estimated restructuring expenses include approximately $20 million related to employee severance and related benefits and approximately $7 million related to other expenses.

Continuing Operations

For a recap of historical comparisons, please refer to Ciber's SEC filings on Forms 10-Q and 8-K. These filings may be found in the Investor Relations section of the Company's website at http://www.ciber.com/

Investor and Analyst Conference Call

Ciber President and Chief Executive Officer Michael Boustridge and Executive Vice President and Chief Financial Officer Christian Mezger invite you to participate in a conference call or audio-cast today at 8:30 a.m. Eastern Time to discuss the Company’s financial results.

The press release and live audio-cast of the conference call will be available on the Events & Presentations section of the corporate website. To participate in the conference call, dial 877-407-8293 (U.S.) or +1-201-689-8349 (outside the U.S.) ten minutes prior to the start of the call.

A replay of the call and webcast will be available one hour after the call ends through March 31, 2016. To access the telephone replay, dial 877-660-6853 (U.S.) or +1-201-612-7415 (outside the U.S.) and enter conference ID: 13627949.

The webcast replay will be available on the Events & Presentations section of the corporate website.

Non-GAAP Financial Information

In addition to financial measures presented on the basis of accounting principles generally accepted in the United States of America (“U.S. GAAP”), we also present certain non-GAAP measurements because management believes that these metrics provide meaningful supplemental information useful to investors and other users of our financial statements in evaluating our operating performance because they provide an additional measure to evaluate our performance without regard to special and non-core items, which can vary substantially from company to company and from period to period. These non-GAAP measurements should be viewed as supplements to (not substitutes for) our results of operations presented under U.S. GAAP, and include: “constant currency;” “adjusted operating income,” “adjusted operating margin,” “adjusted net income/loss from continuing operations,” “adjusted net income/loss per share,” and “adjusted SG&A expenses.” Reconciliations of non-GAAP measures to the nearest comparable U.S. GAAP measures are available in the schedules accompanying this release. These reconciliations may also be found in the Investor Relations section of the Company's website at http://www.ciber.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to our operations, results of operations and other matters that are based on our current expectations, estimates, forecasts and projections. Words, such as “anticipate,” “believe,” “could,” “expect,” “estimate,” “intend,” “may,” “opportunity,” “plan,” “positioned,” “potential,” “project,” “should,” and “will” and similar expressions, are intended to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by our forward-looking statements include, but are not limited to, related to: our ability to continue to evolve our business model, offerings, products and services, and to execute on the key elements of our strategic plan or the success of our strategic plan; volatile, uncertain or negative economic conditions and the impacts of economic conditions on our clients' operations and technology spending; a data security or privacy breach; fluctuations or lack of growth in the market for IT services; our ability to maintain our utilization rates and control our costs; our ability to keep pace with rapid changes in technology; the termination or cancellation of a contract by a significant client; the highly competitive nature of the U.S. and International IT services industry; quarterly variance in our revenues, operating results and profitability that could impact our stock price; damage to our professional reputation and/or legal liability if our clients are not satisfied with our services; the accuracy of our estimates of the cost of engagements conducted on a fixed-price basis; third party vendors performing our services and the potential for harm to our reputation; our ability to improve our operations, finances and systems; our ability to enter, operate and compete effectively in new geographic markets; the value of our brand and reputation and any damage thereto; an adverse outcome of litigation which could subject us to damage awards; our reliance on a few customers for a large portion of our revenues; our ability to continue to retain and attract qualified sales, delivery and technical employees; our relationships with software vendors and the potential loss of any significant software vendor; our ability to protect our intellectual property rights from unauthorized use or infringement; the potential for infringement by our services or solutions on the intellectual property rights of others or the potential loss of our ability to utilize rights we claim in intellectual property; our ability to collect our receivables; our international operations; operational limitations of our credit facility and our potential need for and the availability of additional capital to support our business; the resources committed to new offerings and the potential impact on our profitability if our business does not grow proportionately; disruptions that may impact our results of operations and from which we may not recover; our compliance with applicable laws and regulations; losses we may incur that may not be fully covered by our insurance policies; our ability to identify, acquire, or integrate businesses or enter into joint ventures; further impairment in the carrying value of our goodwill; contracts with various public sector agencies; our anti-takeover defenses that could make it difficult for another company to acquire control of Ciber or limit the price investors might be willing to pay for our stock; the potentially conflicting interests of our institutional shareholders; and issues that could arise during the implementation of our Enterprise Resource Planning system.

For a more detailed discussion of these factors, see the information under the “Risk Factors” heading in our Annual Report on Form 10-K for the year ended December 31, 2014, our Annual Report on Form 10-K for the year ended December 31, 2015, when filed with the Securities and Exchange Commission (“SEC”) and other documents filed with or furnished to the SEC. Other than as required by law, we undertake no obligation to publicly update any forward-looking statements in light of new information or future events. Readers are cautioned not to put undue reliance on forward-looking statements.

About Ciber, Inc.

Ciber is a global IT consulting company with approximately 6,000 employees in North America, Europe and Asia/Pacific, and nearly $1 billion in annual business. Ciber partners with organizations to develop technology strategies and solutions that deliver tangible business value. Founded in 1974, the company trades on the New York Stock Exchange (NYSE: CBR). For more information, visit www.ciber.com and follow us on Twitter, LinkedIn, Facebook, Google Plus and our blog.

###

Contact:
Scott Kozak
Investor Relations
303-967-1379
skozak@ciber.com

Kelly Butler
Media Relations
972-244-8082
kbutler@ciber.com

Ciber, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
REVENUES
Consulting services	$182,405	$204,726	$741,195	$812,660
Other revenue	12,000	14,918	45,760	50,947
Total revenues	194,405	219,644	786,955	863,607

OPERATING EXPENSES
Cost of consulting services	138,250	155,199	556,371	612,724
Cost of other revenue	7,056	7,758	26,442	28,217
Selling, general and administrative	45,689	49,038	188,415	206,040
Amortization of intangible assets	170	60	332	192
Restructuring charges	1,906	3,582	3,644	26,232
Total operating expenses	193,071	215,637	775,204	873,405

OPERATING INCOME (LOSS) FROM CONTINUING OPERATIONS	1,334	4,007	11,751	(9,798)

Interest expense	(464)	(369)	(1,582)	(1,639)
Other income (expense), net	368	227	(15)	(1,385)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	1,238	3,865	10,154	(12,822)
Income tax expense	2,883	735	6,562	5,935

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	(1,645)	3,130	3,592	(18,757)
Loss from discontinued operations, net of income tax	(24)	(315)	(282)	(792)

CONSOLIDATED NET INCOME (LOSS)	(1,669)	2,815	3,310	(19,549)
Net income (loss) attributable to noncontrolling interests	(8)	20	8	55

NET INCOME (LOSS) ATTRIBUTABLE TO CIBER, INC.	$(1,661)	$2,795	$3,302	$(19,604)

Basic and diluted earnings (loss) per share attributable to Ciber, Inc.:
Continuing operations	$(0.02)	$0.04	$0.04	$(0.24)
Discontinued operations	—	—	—	(0.01)
Basic and diluted earnings (loss) per share attributable to Ciber, Inc.	$(0.02)	$0.04	$0.04	$(0.25)

Weighted average shares outstanding:
Basic	79,528	78,498	79,085	77,593
Diluted	79,528	78,819	79,918	77,593

Ciber, Inc.
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)
(Unaudited)

	December 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$20,404	$45,858
Accounts receivable, net of allowances of $2,130 and $2,842, respectively	169,501	173,450
Prepaid expenses and other current assets	26,340	26,714
Total current assets	216,245	246,022

Property and equipment, net of accumulated depreciation of $37,849 and $46,871, respectively	22,447	14,115
Goodwill	256,736	267,587
Other assets	6,843	6,219

TOTAL ASSETS	$502,271	$533,943

LIABILITIES AND EQUITY
Liabilities:
Current liabilities:
Current portion of long-term debt	$—	$—
Accounts payable	34,980	32,926
Accrued compensation and related liabilities	31,152	59,012
Deferred revenue	14,238	17,475
Income taxes payable	575	573
Other accrued expenses and liabilities	29,384	50,932
Total current liabilities	110,329	160,918

Long-term debt	32,680	10,062
Deferred income taxes, net	30,571	28,422
Other long-term liabilities	8,794	8,465
Total liabilities	182,374	207,867

Commitments and contingencies (Note 8)

Equity:
Ciber, Inc. shareholders' equity:
Preferred stock, $0.01 par value, 1,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value, 100,000 shares authorized, 80,057 and 78,728 shares issued, respectively	801	787
Treasury stock, at cost, 32 and 32 shares, respectively	(113)	(117)
Additional paid-in capital	369,228	360,419
Accumulated deficit	(17,903)	(18,348)
Accumulated other comprehensive loss	(32,702)	(17,243)
Total Ciber, Inc. shareholders' equity	319,311	325,498
Noncontrolling interests	586	578
Total equity	319,897	326,076

TOTAL LIABILITIES AND EQUITY	$502,271	$533,943

Ciber, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended December 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Consolidated net income (loss)	$3,310	$(19,549)
Adjustments to reconcile consolidated net income (loss) to net cash used in operating activities:
Loss from discontinued operations	282	792
Depreciation	5,482	5,552
Amortization of intangible assets	332	192
Deferred income tax expense	3,648	2,916
Provision for doubtful receivables	311	730
Share-based compensation expense	7,870	11,405
Amortization of debt costs	760	571
Other, net	1,166	2,191
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(4,179)	3,029
Other current and long-term assets	(9,202)	(1,184)
Accounts payable	2,731	220
Accrued compensation and related liabilities	(22,372)	(6,202)
Other current and long-term liabilities	(19,628)	7,002
Income taxes payable/refundable	3,589	(5,713)
Cash provided by (used in) operating activities — continuing operations	(25,900)	1,952
Cash used in operating activities — discontinued operations	(609)	(766)
Cash provided by (used in) operating activities	(26,509)	1,186

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition	—	(845)
Purchases of property and equipment, net	(12,158)	(8,178)
Cash used in investing activities — continuing operations	(12,158)	(9,023)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings on long-term debt	329,959	330,928
Payments on long-term debt	(307,767)	(319,137)
Employee stock purchases and options exercised	1,365	5,097
Purchase of shares for employee tax withholdings	(1,600)	(3,596)
Purchases of treasury stock	(1,665)	—
Purchase of noncontrolling interests	(4,992)	(708)
Other, net	(216)	—
Cash provided by (used in) financing activities — continuing operations	15,084	12,584
Effect of foreign exchange rate changes on cash and cash equivalents	(1,871)	(3,372)
Net increase (decrease) in cash and cash equivalents	(25,454)	1,375
Cash and cash equivalents, beginning of period	45,858	44,483
Cash and cash equivalents, end of period	$20,404	$45,858

Ciber, Inc.
SUMMARY SEGMENT DATA
(Dollars in thousands)
(Unaudited)

Summary Segment Analysis

	Three Months Ended December 31,			Year Ended December 31,
	2015	2014	Change	2015	2014	Change
Revenues:
International	$87,357	$112,125	(22)%	$356,176	$441,943	(19)%
North America	107,765	107,748	—%	432,188	422,680	2%
Other	787	776	1%	3,246	2,703	20%
Total segment revenues	195,909	220,649	(11)%	791,610	867,326	(9)%
Inter-segment	(1,504)	(1,005)	n/m	(4,655)	(3,719)	n/m
Total revenues	$194,405	$219,644	(11)%	$786,955	$863,607	(9)%

Operating income (loss) from continuing operations:
International	$3,588	$7,484	(52)%	$19,782	$19,361	2%
North America	10,677	10,961	(3)%	41,326	38,972	6%
Other	(12)	(20)	40%	161	192	(16)%
Total segment operating income	14,253	18,425	(23)%	61,269	58,525	5%
Corporate expenses	(10,843)	(10,776)	(1)%	(45,542)	(41,899)	(9)%
Operating income from continuing operations before amortization and restructuring	3,410	7,649	(55)%	15,727	16,626	(5)%
Amortization of intangible assets	(170)	(60)	n/m	(332)	(192)	n/m
Restructuring charges	(1,906)	(3,582)	47%	(3,644)	(26,232)	86%
Total operating income (loss) from continuing operations	$1,334	$4,007	(67)%	$11,751	$(9,798)	220%
_____________
n/m = not meaningful

Segments as Percent of Total Segment Revenue and Total Segment Operating Income
(excluding Inter-segment, corporate expenses, goodwill impairment, amortization and restructuring)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Revenues:
International	45%	51%	45%	51%
North America	55%	49%	55%	49%
Other	—%	—%	—%	—%
Total segment revenues	100%	100%	100%	100%

Operating income:
International	25%	41%	32%	33%
North America	75%	59%	68%	67%
Other	—%	—%	—%	—%
Total segment operating income	100%	100%	100%	100%

Segment Operating Margins
(excluding corporate expenses, goodwill impairment, amortization and restructuring)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Operating margin:
International	4%	7%	6%	4%
North America	10%	10%	10%	9%
Other	(2)%	(3)%	5%	7%
Total segment operating margin	7%	8%	8%	7%

Ciber, Inc.
NON-GAAP FINANCIAL INFORMATION
(Dollars in millions, except per share amounts)
(Unaudited)

Ciber reports its financial results in accordance with U.S. GAAP. Our management uses “revenue change adjusted for currency;” “operating income and operating margin adjusted for amortization, restructuring charges and management transition costs;” “net income/loss from continuing operations and net income/loss per dilutive share from continuing operations adjusted for amortization, restructuring charges, and management transition costs;” “SG&A expenses before management transition costs” as measures of operating performance to assist in comparing performance from period to period on a consistent basis; as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; in communications with the board of directors, stockholders, analysts and investors concerning our financial performance; as useful comparisons to the performance of our competitors; and as metrics of certain management incentive compensation calculations. We believe that the non-GAAP measures are used by and are useful to investors and other users of our financial statements in evaluating our operating performance because they provide an additional tool to evaluate our performance without regard to special and non-core items, which can vary substantially from company to company depending upon accounting methods and book value of assets and capital structure. We have provided reconciliations of all non-GAAP measures to their nearest U.S. GAAP measures and have consistently applied the adjustments within our reconciliations in arriving at each non-GAAP measure. These adjustments consist of special items from our U.S. GAAP financial statements as well as other non-core items, such as restructuring costs, management transition costs included in our U.S. GAAP results that warrant adjustment to arrive at non-GAAP results. We consider these items to be necessary adjustments for purposes of evaluating our ongoing business performance and are often considered non-recurring. Such adjustments are subjective and involve significant management judgment. Certain of the information set forth in this press release constitutes non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. The presentation of this additional information is not meant to be considered in isolation or as a substitute for comparable amounts determined in accordance with GAAP in the United States.

Components of Revenue

	Three Months Ended December 31, 2015
	Constant Currency Revenue Decrease	Foreign Exchange Impact	GAAP Reported Revenue Decrease
Revenues:
Consolidated	(5.6)%	(5.9)%	(11.5)%

International	(10.5)%	(11.6)%	(22.1)%

	Sequential Three Months Ended December 31, 2015
	Constant Currency Revenue Increase	Foreign Exchange Impact	GAAP Reported Revenue Increase
Revenues:
Consolidated	2.0%	(1.1)%	0.9%

International	7.9%	(2.4)%	5.5%

	Year ended December 31, 2015
	Constant Currency Revenue Decrease	Foreign Exchange Impact	GAAP Reported Revenue Decrease
Revenues:
Consolidated	(1.1)%	(7.8)%	(8.9)%

International	(4.2)%	(15.2)%	(19.4)%

Adjusted Results of Operations

	Three Months Ended December 31, 2015		Year Ended December 31, 2015		Three Months Ended December 31, 2014	Year ended December 31, 2014	Three Months Ended September 30, 2015
	In millions	Margin	In millions	Margin	Margin	Margin	Margin
Operating income (loss), as reported	$1.3	0.7%	$11.8	1.5%	1.8%	(1.1)%	0.8%
Restructuring charges	1.9	1.0	3.6	0.5	1.6	3.0	0.5
Amortization of intangible assets	0.2	0.1	0.3	—	—	—	—
Management transition costs	—	—	—	—	—	0.6	—
Operating income before restructuring charges, amortization and management transition costs (1)	$3.4	1.8%	$15.7	2.0%	3.5%	2.5%	1.4%
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	Three Months Ended December 31, 2015		Year Ended December 31, 2015		Three Months Ended September 30, 2015		Three Months Ended December 31, 2014		Year Ended December 31, 2014
	In millions	Per Share	In millions	Per Share	In millions	Per Share	In millions	Per Share	In millions	Per Share
Net income (loss) from continuing operations, as reported	$(1.6)	$(0.02)	$3.6	$0.04	$(0.1)	$—	$3.1	$0.04	$(18.8)	$(0.24)
Restructuring charges	1.9	0.02	3.6	0.05	1.0	0.01	3.6	0.05	26.2	0.34
Tax impact of restructuring charges	0.5	0.01	0.3	—	—	—	(1.2)	(0.02)	(3.5)	(0.05)
Amortization of intangibles	0.2	—	0.3	—	0.1	—	0.1	—	0.2	—
Management transition costs	—	—	—	—	—	—	—	—	5.0	0.06
Net income (loss) from continuing operations excluding restructuring, amortization and management transition costs (1)	$0.9	$0.01	$7.9	$0.10	$0.9	$0.01	$5.6	$0.07	$9.1	$0.12
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	Year Ended December 31,
	2015	2014
	In millions
GAAP SG&A expenses	$188.4	$206.0
Management transition costs	—	(5.0)
SG&A expenses before management transition costs (1)	$188.4	$201.1
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